UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 5, 2015

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD,

THE 2014 ANNUAL REPORT AND THE 2014 ANNUAL REPORT ON FORM 10-K ARE FIRST BEING FURNISHED

ON APRIL 24, 2015.

Garmin Ltd.
Mühlentalstrasse 2
8200 Schaffhausen
Switzerland

Invitation to Annual General Meeting of Shareholders

June 5, 2015

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 10:00 a.m., U.S. Central Daylight Time, on Friday, June 5, 2015. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Approval of Garmin’s 2014 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014

The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2014 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014.

2.	Approval of the appropriation of available earnings

The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(48,190,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(175,401,000)
Total net loss:	CHF	(223,591,000)
Resolution proposed by the Board of Directors:
- RESOLVED, that the total net loss of CHF (223,591,000) shall be carried forward.

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3.	Approval of the payment of a cash dividend in the aggregate amount of $2.04 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $2.04 per outstanding share as follows:

General Reserve from Capital Contribution as per December 27, 2014		CHF	5,337,512,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of US$2.04 per outstanding share[1] out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further	CHF	564,679,000
•	RESOLVED, that CHF 564,679,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the general reserve from capital contribution in order to pay such dividend of US$2.04 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares[4] eligible to receive the dividend); and further
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the general reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.	CHF	4,772,833,000

(1)	In no event will the dividend payment exceed a total of US$2.04 per share.

(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.

(3)	Based on the currency conversion rate of 0.9854 as at December 27, 2014. With a total of 208,077,418 shares eligible for payout (based on the number of shares issued as at December 27, 2014), the aggregate dividend total would be CHF 564,679,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 27, 2014, includes a 35% margin to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve from capital contribution after the last installment payment.

(4)	This number is based on the registered share capital at December 27, 2014. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

4.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 27, 2014

The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 27, 2014.

5.	Re-election of directors

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that each of Donald H. Eller, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Thomas P. Poberezny be re-elected as directors, each for a term extending until completion of the next annual general meeting.

6.	Re-election of Chairman

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that Min H. Kao be re-elected as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.

7.	Re-election of Compensation Committee members

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that each of Donald H. Eller, Joseph J. Hartnett, Charles W. Peffer and Thomas P. Poberezny be re-elected as members of the Compensation Committee, each for a term extending until completion of the next annual general meeting.

8.	Re-election of the independent voting rights representative

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the law firm of Reiss + Preuss LLP be re-elected as the independent voting rights representative for a term extending until completion of the next annual general meeting, including any extraordinary general meeting of shareholders prior to the 2016 annual meeting.

9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

10.	Advisory vote on executive compensation

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

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11.	Binding vote to approve Fiscal Year 2016 maximum aggregate compensation for the Executive Management

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the Executive Management in Fiscal Year 2016 in an amount not to exceed US$3,623,400.

12.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the Board of Directors between the 2015 Annual General Meeting and the 2016 Annual General Meeting in an amount not to exceed US$1,331,000.

13.	Approval of an amendment to the Garmin Ltd. Employee Stock Purchase Plan

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an amendment to the Garmin Ltd. Employee Stock Purchase Plan to increase the number of shares reserved for sale and authorized for issuance under the Plan from 4,000,000 to 6,000,000. The text of the proposed amendment is contained in Annex 1, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 10, 2015. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 26, 2015. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 26, 2015 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 10, 2015, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 26, 2015, and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares as of April 10, 2015. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s 2014 Annual Report, Garmin’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 which contains the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014, the Swiss statutory financial statements of Garmin for the fiscal year ended December 27, 2014 and the Auditor’s Reports for Fiscal Year 2014 are available in the Investor Relations section of Garmin’s website www.garmin.com, and will also be available for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 15, 2015. Copies of the 2014 Annual Report, the Annual Report on Form 10-K for the fiscal year ended December 27, 2014, the Swiss statutory financial statements of Garmin for the fiscal year ended December 27, 2014, the Auditor’s Reports and the Swiss Compensation Report for Fiscal Year 2014 may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by May 29, 2015.

April 24, 2015

By Order of the Board of Directors,

Andrew R. Etkind
Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 5, 2015

This Proxy Statement, the 2014 Annual Report and Garmin’s Annual

Report on Form 10-K for the fiscal year ended December 27, 2014, are available at http://materials.proxyvote.com/H2906T

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Table of Contents

PROXY STATEMENT		8

INFORMATION CONCERNING SOLICITATION AND VOTING		8

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		11

PROPOSAL ONE	Approval of Garmin’s 2014 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014	13

PROPOSAL TWO	Appropriation of available earnings	14

PROPOSAL THREE	Payment of a cash dividend in the aggregate amount of $2.04 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments	15

PROPOSAL FOUR	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 27, 2014	16

PROPOSAL FIVE	Re-election of Directors	17

Board Leadership Structure and Role in Risk Oversight		21

Compensation and Risk		21

Shareholder Communications with Directors		21

Compensation Committee Interlocks and Insider Participation; Certain Relationships		21

Non-Management Director Compensation		22

PROPOSAL SIX	Re-election of Chairman	23

PROPOSAL SEVEN	Re-election of Compensation Committee members	24

PROPOSAL EIGHT	Re-election of the independent voting rights representative	25

PROPOSAL NINE	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term	26

PROPOSAL TEN	Advisory Vote on Executive Compensation	27

PROPOSAL ELEVEN	Binding Vote to Approve Fiscal Year 2016 Maximum Aggregate Compensation for the Executive Management	28

PROPOSAL TWELVE	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting	29

PROPOSAL THIRTEEN	Approval of an Amendment to the Garmin Ltd. Employee Stock Purchase Plan	30

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., U.S. Central Daylight Time, on Friday, June 5, 2015, at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Invitation to Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April 24, 2015.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”), and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares (“Plan Participants”).

Proposals

At the Annual Meeting, the Board intends to ask you to vote on:

1.	Approval of Garmin’s 2014 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014;

2.	Approval of the appropriation of available earnings;

3.	Approval of the payment of a cash dividend in the aggregate amount of $2.04 per outstanding share out of Garmin’s general reserve from capital contribution in four equal instalments;

4.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 27, 2014;

5.	Re-election of directors;

6.	Re-election of Chairman;

7.	Re-election of Compensation Committee members;

8.	Re-election of the independent voting rights representative;

9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;

10.	Advisory vote on executive compensation;

11.	Binding vote to approve Fiscal Year 2016 maximum aggregate compensation for the Executive Management;

12.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting; and

13.	Approval of an amendment to the Garmin Ltd. Employee Stock Purchase Plan.

Shareholders Entitled to Vote

April 10, 2015 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were 191,439,156 shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 26, 2015 will receive a copy of the proxy materials after May 26, 2015 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 26, 2015, will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share register as a shareholder with voting rights between the close of business on May 26, 2015 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 26, 2015 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

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Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 26, 2015, and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 26, 2015. Registered holders of our shares (as opposed to beneficial shareholders) on May 26, 2015 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Each of the proposals requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions.

Members of our Board and members of Executive Management are not allowed to vote on the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 27, 2014.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the Compensation Committee of our Board will review voting results on this proposal and will give consideration to such voting.

Abstentions and Broker Non-Votes

Pursuant to Garmin’s Articles of Association and Swiss law, (i) shares represented at the Annual Meeting which are not voted on any matter and (ii) shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal pursuant to applicable New York Stock Exchange (“NYSE”) rules) are not included in the determination of the shares voting on such matter. Therefore, shares represented at the Annual Meeting which are not voted on any matter and shares represented by “broker non-votes” will not be counted toward the determination of the majority required to approve the proposals submitted to the Annual Meeting and, therefore, will not have the effect of a vote against such proposals.

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters under NYSE rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers: Proposal No. 4 (discharge of directors and Executive Management from liability for the fiscal year ended December 27, 2014), Proposal No. 5 (re-election of directors); Proposal No. 6 (re-election of Chairman); Proposal No. 7 (re-election of Compensation Committee members); Proposal No. 10 (advisory vote on executive compensation); Proposal No. 11 (binding vote to approve Fiscal Year 2016 maximum aggregate compensation for the Executive Management); Proposal No. 12 (binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual Meeting and the 2016 Annual Meeting; and Proposal No. 13 (approval of an amendment to the Garmin Ltd. Employee Stock Purchase Plan).

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. Retirement Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Reiss + Preuss LLP, 570 Seventh Avenue, 20th Floor, New York, NY 10018, USA to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the Invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by the close of business, U.S. Central Time on June 1, 2015 to ensure that your proxy can be timely submitted.

Shares Held Under the Garmin International, Inc. Retirement Plan

On the voting instructions card, Plan Participants may instruct the trustee of our Retirement Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those shares for which instructions were actually received from Plan Participants. The trustee of our Retirement Plan may vote shares allocated to the accounts of the Plan Participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Abstentions and Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the Retirement Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the Retirement Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective Retirement Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

Security measures will be in place at the meeting, and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be used during the meeting. Anyone who refuses to comply with these requirements will not be admitted, or, if admitted, will be required to leave.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 10, 2015, Garmin had outstanding 191,439,156 shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries). The following table contains information as of April 10, 2015 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all the directors and executive officers as a group. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin. Unless otherwise indicated, the address for each person named below is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, USA.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class (2)
Danny J. Bartel
Vice President, Worldwide Sales of Garmin International, Inc.	157,632	(3)	*
Douglas G. Boessen
CFO and Treasurer	300		*
Gary L. Burrell(4)
Shareholder	18,702,000	(4)	9.77%
Jonathan Burrell(5)
Shareholder	28,625,570	(5)	14.95%
Donald H. Eller, Ph.D
Director	534,591	(6)	*
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary	118,635	(7)	*
Joseph J. Hartnett
Director	3,268	(8)	*
Min H. Kao, Ph.D
Director and Executive Chairman	33,494,193	(9)	17.49%
Ruey-Jeng Kao(10)
Shareholder	10,177,962	(11)	5.32%
Matthew Munn
Vice President and Managing Director, Automotive OEM	2,422	(12)	*
Charles W. Peffer
Director	28,376	(13)	*
Clifton A. Pemble
Director, President and CEO	235,785	(14)	*
Thomas P. Poberezny
Director	12,504	(15)	*
Kevin Rauckman
Former CFO and Treasurer	31,038	(16)	*
Directors and Executive Officers as a Group (15 persons)	34,676,601	(17)	18.11%

*	Less than 1% of the outstanding shares

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 10, 2015 or within 60 days of such date, and shares of restricted stock units that will be released to that person within 60 days of April 10, 2015 upon vesting of restricted stock unit awards, are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name. In addition, except as indicated in the footnotes to this table, to Garmin’s knowledge, each shareholder named in the table owns the shares set forth opposite such shareholder’s name directly.

(2)	The percentage is based upon the number of shares outstanding as of April 10, 2015 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.

(3)	Mr. Bartel’s beneficial ownership includes 90,500 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 10, 2015. In addition to the 157,632 shares, 1,400 shares are held in an account on which Mr. Bartel’s spouse has signing authority, over which Mr. Bartel does not have any voting or dispositive power. Mr. Bartel disclaims beneficial ownership of the 1,400 shares held in the account on which his spouse has signing authority.

(4)	The 18,702,000 shares are held by a revocable trust established by Gary Burrell, over which shares Mr. Burrell shares voting and dispositive power with his son, Jonathan Burrell, who is Mr. Burrell’s attorney-in-fact. In addition to these 18,702,000 shares, 863,570 shares are held by a revocable trust established by Mr. Burrell’s wife, over which shares Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these 863,570 shares owned by his wife’s revocable trust.

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(5)	Jonathan Burrell’s beneficial ownership includes (i) 18,702,000 shares held in a revocable trust established by his father, Gary Burrell, and for which Jonathan Burrell is a co-trustee, as to which shares Jonathan Burrell has shared voting and dispositive power; (ii) 863,570 shares held in a revocable trust established by his mother and for which Jonathan Burrell is a co-trustee, as to which shares Jonathan Burrell has shared voting and dispositive power; and (iii) 9,000,000 shares held in three charitable lead annuity trusts established by his father, Gary Burrell, and for which Jonathan Burrell is a co-trustee.

(6)	Dr. Eller’s beneficial ownership includes 24,540 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 10, 2015 and 2,352 shares that will be released to him within 60 days of April 10, 2015 upon vesting of restricted stock units awards.

(7)	Mr. Etkind’s beneficial ownership includes 85,000 shares that may be acquired through stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 10, 2015.

(8)	Mr. Hartnett’s beneficial ownership includes 1,550 shares that will be released to him within 60 days of April 10, 2015 upon vesting of restricted stock units awards.

(9)	Of the 33,494,193 shares, (i) 9,161,654 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, and (ii) 24,332,539 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power. In addition to the 33,494,193 shares, 5,207,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of the 5,207,824 shares held by the revocable trust established by his wife.

(10)	Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan.

(11)	The 10,177,962 shares are held by Karuna Resources Ltd. Mr. Kao owns 100% of the voting power of Karuna Resources Ltd. Mr. Kao is the brother of Dr. Min Kao.

(12)	Mr. Munn’s beneficial ownership includes 292 shares that will be released to him within 60 days of April 10, 2015 upon vesting of restricted stock units awards.

(13)	Mr. Peffer’s beneficial ownership includes 13,653 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 10, 2015 and 2,352 shares that will be released to him within 60 days of April 10, 2015 upon vesting of restricted stock units awards.

(14)	Mr. Pemble’s beneficial ownership includes 179,735 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 10, 2015. Of the 235,785 shares, 750 shares are held by children of Mr. Pemble who share the same household.

(15)	Mr. Poberezny’s beneficial ownership includes 5,981 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 10, 2015 and 2,352 shares that will be released to him within 60 days of April 10, 2015 upon vesting of restricted stock units awards.

(16)	Based on information provided to Garmin by Mr. Rauckman. Mr. Rauckman served as Chief Financial Officer and Treasurer until July 31, 2014, on which date he became Vice President, Executive Office. He resigned from Garmin on December 29, 2014.

(17)	The number includes 399,427 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 10, 2015, and 8,898 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 10, 2015. Individuals in the group have disclaimed beneficial ownership as to a total of 5,209,224 of the shares listed.

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PROPOSAL ONE	Approval of Garmin’s 2014 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014

The consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 27, 2014 are contained in the 2014 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2014 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd, Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2014 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd, as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 27, 2014 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (US GAAP) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2014 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 27, 2014 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 27, 2014.

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PROPOSAL TWO	Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(48,190,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(175,401,000)
Total net loss:	CHF	(223,591,000)
Resolution proposed by the Board of Directors:
- RESOLVED, that the total net loss of CHF 223,591,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS

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PROPOSAL THREE	Payment of a cash dividend in the aggregate amount of $2.04 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend or distribution at a general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $2.04 per outstanding share out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the proposed shareholder resolution set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$ Per Share
June 30, 2015	June 16, 2015	$0.51
September 30, 2015	September 15, 2015	$0.51
December 31, 2015	December 15, 2015	$0.51
March 31, 2016	March 15, 2016	$0.51

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting. The Board proposes the following resolutions with respect to the dividend:

General Reserve from Capital Contribution as per December 27, 2014		CHF	5,337,512,000
Resolutions proposed by the Board:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of $2.04 per outstanding share[1] out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 564,679,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the general reserve from capital contribution in order to pay such dividend of US$2.04 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares[4] eligible to receive the dividend); and further	CHF	564,679,000
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the general reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.	CHF	4,772,833,000

(1)	In no event will the dividend payment exceed a total of US$2.04 per share.

(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.

(3)	Based on the currency conversion rate of 0.9854 as at December 27, 2014. With a total of 208,077,418 shares eligible for payout (based on the number of shares issued as at December 27, 2014), the aggregate dividend total would be CHF 564,679,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 27, 2014, includes a 35% margin to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve from capital contribution after the last installment payment.

(4)	This number is based on the registered share capital at December 27, 2014. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF $2.04 PER OUTSTANDING SHARE OUT OF GARMIN’S GENERAL RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS

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PROPOSAL FOUR	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 27, 2014

In accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the board of directors and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 27, 2014

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PROPOSAL FIVE	Re-election of Directors

Pursuant to Swiss law and our Articles of Association, the members of the board of directors of a Swiss company listed on a stock exchange must be elected annually and individually for a term extending until completion of the next annual general meeting.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2016: Donald H. Eller, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, Clifton A. Pemble and Thomas P. Poberezny.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for re-election have served as directors and/ or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Dr. Eller, Mr. Hartnett, Dr. Kao, Mr. Peffer, Mr. Pemble and Mr. Poberezny have each indicated that they are willing and able to continue to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement.

Donald H. Eller, age 72, has served as a director of Garmin since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996, he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas. Dr. Eller has not been a member of the board of directors of any other entity during the last five years. The Board has concluded that Dr. Eller should be nominated for re-election as a director of Garmin because: (1) his significant experience in the navigation and GPS fields provides the Board with valuable experience in the technology utilized by Garmin and its potential applications; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 59, has been a director of Garmin since June 2013. Mr. Hartnett served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company headquartered in Rolling Meadows, Illinois, from April 2008 through November 2010. He joined Ingenient as Chief Operating Officer in September 2007. Mr. Hartnett left Ingenient following the sale of the company and completion of post-sale activities. Prior to Ingenient, Mr. Hartnett served as President and Chief Executive Officer of U.S. Robotics Corporation, a global Internet communications product company headquartered in Schaumburg, Illinois, from May 2001 through October 2006. He was Chief Financial Officer of U.S. Robotics from June 2000 to May 2001. Prior to U.S. Robotics, Mr. Hartnett was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett has been a director of Sparton Corporation (NYSE: SPA) since September 2008. Mr. Hartnett was a director of Crossroads Systems, Inc. (NASDAQ: CRDS) from March 2011 to June 2013. He currently serves as a member of the audit committee of Sparton. He is a past chairman of the audit committee, past member of the compensation committee and past member of the nominating and corporate governance committee of Sparton. Mr. Hartnett previously served as chairman of the audit committee at Crossroads and as a member of the compensation committee and of the nominating and corporate governance committee. He is also a former director of both U.S. Robotics Corporation and Ingenient Technologies, Inc.

The Board has concluded that Mr. Hartnett should be-nominated for re-election as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Min H. Kao, age 66, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board of has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses over 25 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Charles W. Peffer, age 67, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of Sensata Technologies Holding N.V., NPC International, Inc., HDSupply Holdings, Inc. and of the Commerce Funds, a family of seven mutual funds.

The Board has concluded that Mr. Peffer should be nominated for re-election as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 49, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 25 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Thomas P. Poberezny, age 68, has been a director of Garmin since May 2010. Mr. Poberezny has served as Chairman Emeritus of the Experimental Aircraft Association, Inc. (“EAA”) since 2011. He was President of the EAA from 1989 to 2011, and Chairman of the Board of the EAA from 2009 to 2011. The EAA is a non-profit corporation with approximately 160,000 members. The EAA’s mission is to promote and grow general aviation while facilitating innovation. As part of its activities, the EAA organizes the annual EAA AirVenture at Oshkosh, Wisconsin, one of the world’s largest aviation events. Mr. Poberezny has been Chairman of EAA AirVenture since 1975. Mr. Poberezny holds a bachelor’s degree in Industrial Engineering from Northwestern University and also received an honorary degree from the Milwaukee School of Engineering. Mr. Poberezny is an experienced pilot and was the 1973 U.S. National Unlimited Aerobatic Champion and was a member of the 1970-1972 Aerobatic Teams that represented the United States in world competitions. Mr. Poberezny was also a pilot member of the Red Devils/Eagles Aerobatic Team from 1971 to 1995. Mr. Poberezny was a member of the board of directors of the Oshkosh branch of US Bank from 1985 to 2006. Mr. Poberezny currently serves as a consultant to various aviation organizations and companies.

The Board has concluded that Mr. Poberezny should be nominated for re-election as a director of Garmin because: (1) his significant experience and relationships in the field of general aviation provide the Board and Garmin with valuable experience and contacts in one of Garmin’s principal business segments; (2) his 20 years of experience as President of the EAA, an organization with approximately 200 employees, provided him with significant hands-on experience as a chief executive; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OF EACH OF THESE NOMINEES

Director Independence

The Board has determined that Dr. Eller, Mr. Hartnett, Mr. Peffer and Mr. Poberezny, who constitute a majority of the Board, are independent directors as defined in the listing standards for the NASDAQ Global Select Market.

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Board Meetings and Standing Committee Meetings

Meetings

The Board held four meetings and took action by unanimous written consent twice during the fiscal year ended December 27, 2014. Four executive sessions of the independent directors were held in 2014. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2014 fiscal year, the Audit Committee held four meetings and took action by unanimous written consent once, the Compensation Committee held six meetings in person, six telephonic meetings and took action by unanimous written consent once, and the Nominating Committee held two meetings and took action by written consent once. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. All of the directors of Garmin attended the 2014 annual general meeting.

Audit Committee

Messrs. Peffer (Chairman), Hartnett and Poberezny serve as the members of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd, Garmin’s statutory auditor. The Board has determined that Mr. Hartnett and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the NASDAQ Global Select Market).

Compensation Committee

Messrs. Poberezny (Chairman), Eller, Hartnett and Peffer serve as the members of the Compensation Committee. Our Articles of Association provide that the Compensation Committee shall, among other things, (1) consider and make recommendations to the Board of Directors; (2) assist the Board of Directors in discharging its responsibilities relating to compensations and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board of Directors the proposals of the Board of Directors to the general meeting of the shareholders regarding the compensation of the Board of Directors and the Executive Management. In addition, the Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation philosophy, policies and objectives for executives and principal senior officers, as well as the programs, plans, practices and procedures for their implementation in a manner that is consistent with corporate strategies and goals; (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified personnel (c) with respect to compensation of the Executive Chairman, Chief Executive Officer (“CEO”) and other principal senior officers, annually: (i) review and approve the corporate goals and objectives that are aligned with the achievement of the Company’s long-term strategic plans, (ii) evaluate their performance in light of those goals and objectives; (iii) determine the CEO’s compensation level, as well as the components and structure of his or her compensation package, based on his or her performance evaluation, recent compensation history, and the application of any policies and procedures established by the Compensation Committee; (iv) oversee and approve the respective compensation levels, as well as the components and structure of the respective compensation packages, recommended by the CEO of the other principal senior officers based on their respective performance evaluations, recent compensation history, and the application of any policies or procedures established by the Compensation Committee; and (v) review and approve any employment, change of control, termination or other agreements with the CEO, as well as other principal senior officers, and any amendments to such agreements, (d) with respect to compensation policies for all employees, including non-executive officers, to: (i) periodically determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; (ii) consider modifying, or directing Garmin to modify, policies and practices that the Compensation Committee deems to create such risks; and (iii) approve disclosures required to be included in Garmin’s annual meeting proxy statement; (e) prepare and recommend to the Board the proposals for submission at the general meeting of shareholders regarding the maximum aggregate compensation of the members of the Board (for the upcoming term of office) and the Company’s executives (for the following fiscal year), as required under applicable Swiss law; (f) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; and produce the annual disclosures required by applicable SEC rules and regulations and the relevant listing authority; (g) recommend to the Board changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board or its committees; (h) serve as the committee administering any equity-based compensation plans adopted by the Company; (i) approve, or, if required, submit for approval by shareholders, all new equity-based plans and any amendments to such plans; (j) review the design and oversee the administration of Garmin’s broad based employee compensation and benefit programs in a manner that is consistent with the Garmin’s compensation philosophy and long-term strategic plan; and (k) with input from the Board,

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annually review with management the plans for the orderly development and succession of all principal senior officers. The Board has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the NASDAQ Global Select Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below. Pursuant to Swiss law, the members of the Compensation Committee are elected annually by the shareholders at the annual general meeting.

Nominating and Corporate Governance Committee

Messrs. Eller (Chairman), Hartnett, Peffer and Poberezny serve as the members of the Nominating Committee. The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval, except with respect to the size of the Board, make recommendations to the Board for submission to shareholders for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria; (c) recommend and evaluate nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons, except that, as required by mandatory Swiss law, members of the Compensation Committee shall be elected by the shareholders; (e) evaluate and make recommendations to the Board of a nominee for election by the shareholders to serve as Chairman of the Board; (f) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one Audit Committee Financial Expert and one Audit Committee member who has accounting or related financial management expertise; (g) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (h) create and implement a process for the Board to annually evaluate its own performance; (i) oversee a Company orientation program for new directors and a continuing education program for current directors; (j) recommend to the Board Corporate Governance Guidelines; (k) review periodically the Corporate Governance Guidelines and recommend such modifications to the Board as the Governance Committee deems appropriate; (l) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company’s corporate governance framework, including its articles of association and organizational regulations; (m) verify that the Board and each Board committee has annually evaluated its own performance; (n) review and/or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (o) annually evaluate the Governance Committee’s own performance and periodically evaluate the adequacy of its Charter; and (p) report to the Board on Nominating Committee actions (other than routine or administrative actions). The Board has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the NASDAQ Global Select Market).

In selecting candidates for nomination at the annual general meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. The Nominating Committee has adopted policy that a shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating Committee requires that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the NASDAQ Global Select Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years’ experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee

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also considers a director candidate’s skills and experience and diversity of background and perspective (inclusive of race, gender and ethnicity) in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. The Nominating Committee believes that the composition of the Board should reflect a diversity of experience, race, gender and ethnicity and seeks to include individuals from diverse backgrounds (inclusive of race, gender and ethnicity) with varying perspectives, professional experience, education and skills in the pool from which nominees for vacancies on the Board are chosen.

Board Leadership Structure and Role in Risk Oversight

Prior to January 1, 2013, Min H. Kao was both Chairman of the Board and Chief Executive Officer. On January 1, 2013, Dr. Kao became Executive Chairman of the Board, and Clifton A. Pemble became President and Chief Executive Officer, thereby causing the positions of Chairman of the Board and Chief Executive Officer to be split between Dr. Kao and Mr. Pemble. The Board believes this Board leadership structure is appropriate and desirable because Mr. Pemble is well-positioned to be Chief Executive Officer since he has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer, and Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of Garmin or any of its subsidiaries. Garmin had no compensation committee interlocks for the fiscal year ended December 27, 2014.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

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The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin, or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Garmin’s director compensation package for the June 2014-June 2015 Board term was as follows:

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), was paid an annual retainer of $50,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also received an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee received an annual retainer of $10,000. In addition, each Non-Management Director was paid $1,500 for attending each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director was paid $1,000 for attending the meeting. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director was paid $1,500 for attending each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

During the June 2014-June 2015 Board term, each Non-Management Director received an annual award of restricted stock units valued at $100,000, pursuant to the 2011 Non-Employee Directors’ Equity Incentive Plan.

In 2014, the Compensation Committee engaged a compensation consultant, Meridian Compensation Partners (“Meridian”), to conduct a competitive assessment of Non-Management Director compensation. Meridian delivered a report to the Compensation Committee in December 2014 that presented the results of Meridian’s market comparative analysis. Based on this report, the Compensation Committee resolved that, in order to provide Non-Management Director compensation that is more competitive, the compensation program for Non-Management Directors will be modified beginning with the one-year term effective as of the date of the Annual Meeting, as follows:

(1)	all Board meeting attendance fees will be eliminated;

(2)	the annual retainer will be increased from $50,000 to $85,000;

(3)	the annual retainer fees for Committee Chairpersons will remain unchanged; and

(4)	the annual value of restricted stock units awards will be increased from $100,000 to $125,000.

The maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting submitted to shareholders for approval under proposal no. 12 reflects the above compensation program for Non-Management Directors, and also includes an annual salary for our Executive Chairman.

Garmin does not have formal stock ownership guidelines for its directors.

2014 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2014:

					Change in
					Pension Value
					& Nonqualified
				Non-Equity	Deferred
	Fees Earned		SAR/Option	Incentive Plan	Compensation	All Other
	or Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(1)	($)	($)	($)	($)
Donald Eller	$66,500	$100,000	$—	$—	$—	$—	$166,500
Joseph Hartnett	$61,500	$100,000	$—	$—	$—	$—	$161,500
Charles Peffer	$71,500	$100,000	$—	$—	$—	$—	$171,500
Thomas Poberezny	$66,500	$100,000	$—	$—	$—	$—	$166,500
(1)	This column shows the grant date fair value of stock awards granted in 2014 to each of the non-management directors. As of December 27, 2014, Messrs. Eller, Peffer and Poberezny, respectively, owned 24,540, 13,653 and 5,981 outstanding stock options and Messrs. Eller, Peffer and Poberezny, each owned 4,495 outstanding stock awards. Mr. Hartnett owned 3,694 outstanding stock awards.

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PROPOSAL SIX	Re-election of Chairman

Pursuant to Swiss law, the chairman of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for re-election as Executive Chairman for a term extending until completion of the annual general meeting in 2016. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page 18 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN

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PROPOSAL SEVEN	Re-election of Compensation Committee members

Pursuant to Swiss law, the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to their re-election as members of the Board, the Board has nominated Donald H. Eller, Joseph J. Hartnett, Charles W. Peffer and Thomas P. Poberezny, who are the current members of the Compensation Committee, to stand for re-election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2016. If elected, Mr. Poberezny will be appointed as chairman of the Compensation Committee. Messrs. Eller, Hartnett, Peffer and Poberezny have each indicated that they are willing and able to continue to serve as members of the Compensation Committee if re-elected.

Information about Messrs. Eller, Hartnett, Peffer and Poberezny can be found at pages 17-18 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OF EACH OF THESE NOMINEES

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PROPOSAL EIGHT	Re-election of the independent voting rights representative

Swiss law requires that the shareholders of a Swiss company listed on a stock exchange elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The voting rights representative will not make statements, submit proposals or ask questions of the Board on behalf of shareholders. The Board has recommended that the law firm of Reiss + Preuss LLP, 570 Seventh Avenue, 20th Floor, New York, NY 10018, USA be re-elected as the independent voting rights representative for a term extending until completion of the annual general meeting in 2016. Reiss + Preuss LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Reiss + Preuss LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF REISS + PREUSS LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE

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PROPOSAL NINE	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 26, 2015 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 26, 2015.

Ernst & Young Ltd, Zurich, was re-elected as Garmin’s statutory auditor for 2014. Swiss law and our Articles of Association require that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young LLP and Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 26, 2015.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2015 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM

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PROPOSAL TEN	Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

2.	Reward executives for individual performance and contribution;

3.	Provide incentives to executives to enhance shareholder value;

4.	Reward executives for long-term, sustained individual and Company performance; and

5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC

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PROPOSAL ELEVEN	Binding Vote to Approve Fiscal Year 2016 Maximum Aggregate Compensation for the Executive Management

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin, the shareholders must annually approve the maximum aggregate compensation of the Executive Management for the next fiscal year.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin, the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

The Board proposes that the amount of $3,623,400 be approved as the maximum aggregate amount of compensation of the Executive Management for the fiscal year commencing on December 27, 2015 and ending on December 24, 2016. Such maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the 2015 compensation of the Executive Management with the addition of 20% for unforeseen contingencies and possible compensation increases as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Executive Management in the 2016 fiscal year and not necessarily the actual amount that will be paid. Actual 2016 fiscal year compensation for the Executive Management will be determined by the Compensation Committee based on company and individual performance and other relevant factors.

Maximum Aggregate Executive Management Compensation Proposal for the 2016 Fiscal Year

CEO 2015 annual salary	$680,000
CEO 2015 stock compensation (assuming full vesting of all RSUs)	$1,300,000
Maximum company contributions for CEO under retirement plan	$31,250
CFO 2015 annual salary	$557,000
CFO 2015 stock compensation (assuming full vesting of all RSUs)	$420,000
Maximum company contributions for CFO under retirement plan	$31,250
Subtotal	$3,019,500
Add 20% for possible compensation increases and all other contingencies	$603,900
TOTAL:	$3,623,400	(1)
(1)	Garmin’s social security and Medicare contributions for the Executive Management pursuant to applicable law are not included in the maximum aggregate amount. The estimated aggregate amount of Garmin’s social security contributions for the Executive Management is $14,880 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable income of the Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL YEAR 2016 MAXIMUM AGGREGATE COMPENSATION FOR THE EXECUTIVE MANAGEMENT

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PROPOSAL TWELVE	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin the shareholders must annually approve the maximum aggregate compensation of the Board of Directors for the period between the annual general meeting at which approval is sought and the next annual general meeting. This proposal is based on the Board of Directors consisting of six directors, of whom four are Non-Management Directors. Only the Non-Management Directors and the Executive Chairman are included in this proposal. The President and Chief Executive Officer, who also is a member of the Board of Directors, does not receive any compensation for his role as a director.

The Board proposes that the amount of $1,331,000 be approved as the maximum aggregate amount of compensation for the Board of Directors for the period between the 2015 annual general meeting and the 2016 annual general meeting. A description of the compensation program in effect for the Board of Directors for the period between the 2015 annual general meeting and the 2016 annual general meeting is provided on page 22 (the “Board Compensation Program”). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the Board Compensation Program with the addition of 10% for unforeseen contingencies and possible compensation increases as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Board of Directors for the period between the 2015 annual general meeting and the 2016 annual general meeting and not necessarily the actual amount that will be paid. The actual amount is currently expected to be the same as provided for in the Board Compensation Program in the case of the Non-Management Directors.

Maximum Aggregate Board Compensation Proposal for the period between the 2015 AGM and the 2016 AGM

Annual Board retainer of $85,000 x 4 outside directors	$340,000
Audit Committee Chairman annual retainer	$10,000
Compensation Committee Chairman annual retainer	$5,000
Nominating Committee Chairman annual retainer	$5,000
Annual RSU grant value $125,000 x 4 outside directors	$500,000
Executive Chairman annual salary	$350,000
Subtotal	$1,210,000
Add 10% for contingencies	$121,000
TOTAL:	$1,331,000

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MAXIMUM AGGREGATE COMPENSATION FOR THE BOARD OF DIRECTORS FOR THE PERIOD BETWEEN THE 2015 ANNUAL GENERAL MEETING AND THE 2016 ANNUAL GENERAL MEETING

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PROPOSAL THIRTEEN	Approval of an Amendment to the Garmin Ltd. Employee Stock Purchase Plan

The Garmin Ltd. Employee Stock Purchase Plan (as amended to date, the “Plan”) was last amended on May 20, 2010 by approval of the shareholders of the predecessor company to Garmin. The objective of the Plan is to provide an opportunity for eligible employees of Garmin and its participating subsidiaries to acquire a proprietary interest in Garmin through the purchase of Garmin shares. A new amendment to the Plan is being proposed to increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan. The amendment must be approved by shareholders in order for Garmin to continue to be able to provide eligible employees with the opportunity to acquire shares under the Plan. The Board of Directors has approved the proposed amendment, subject to shareholder approval. The amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the amendment, the amendment will be effective as of June 5, 2015. The following general description of material features of the Plan, as proposed to be amended, is qualified in its entirety by reference to the provisions of the Plan, as proposed to be amended, set forth in Annex 1 hereto, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

Proposed Amendment to the Plan

We propose to increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan from 4,000,000 to 6,000,000.

General

The Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”) of Garmin. Under the proposed amendment to the Plan, the number of shares reserved for sale and authorized for issuance under the Plan will be increased from 4,000,000 to 6,000,000 shares. Shares sold under the Plan may be newly-issued shares, outstanding shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for issuance under the Plan. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of Garmin, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. Under the Plan and except with respect to certain of our non-U.S. participating subsidiaries for which the Plan contains less restrictive eligibility requirements, each person who is an employee of Garmin whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per calendar year, and who does not own (nor has the option or right to acquire) 5% or more of the total combined voting power or value of all outstanding shares of Garmin is eligible to participate in the Plan and to purchase that number of shares of Garmin having a purchase price equal to not more than 10% of the employee’s annual compensation. Approximately 9,918 individuals are eligible to participate in the Plan. There are two accumulation periods in each calendar year under the Plan. The Plan’s accumulation periods are January 1 through June 30 and July 1 through December 31. Eligible employees who elect to participate in the Plan will accumulate funds during an accumulation period through payroll deduction (participants may elect to authorize payroll deductions under the Plan of between 1% and 10% of their base earnings per payroll period). At the end of the accumulation period shares will be purchased for each participant using the funds accumulated during the accumulation period. The purchase price per share purchased for each participant under the Plan will be the lesser of (A) 85% of the fair market value of a share on the last stock trading day of the accumulation period, or (B) 85% of the fair market value of a share on the first stock trading day of the accumulation period. “Fair market value” for this purpose means the closing price of a share on the applicable date as reported on the Nasdaq Stock Market.

United States Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of participating in the Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof.

No federal income tax consequences arise at the time of an eligible employee’s enrollment in the Plan or upon the purchase of shares under the Plan. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash.

If a participant disposes of shares purchased under the Plan within two years after the enrollment date for an accumulation period or within one year after the transfer of the shares to the participant, the participant will have included in his or her compensation, taxable as ordinary income in the year of such disposition, an amount equal to the difference between (A) the fair market value of the shares on the date of purchase, and (B) the price paid for the shares, regardless of the price received in connection with the disposition of the shares. The amount that is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for those shares for federal income tax purposes. If the disposition of the shares involves a sale or exchange, the participant generally will also realize a short-term capital gain or loss equal to the difference between his or her cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

If a participant disposes of shares purchased under the Plan on a date that is both more than two years after the enrollment date for an accumulation period and more than one year after the transfer of the shares to the participant, or if the participant dies at any time while owning shares purchased under the Plan, the participant (or his or her estate) will have

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included in his or her compensation, taxable as ordinary income in the year of disposition (or death), an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the enrollment date for the accumulation period over the purchase price paid by the participant for the shares; or (ii) the excess of the fair market value of the shares on the date of disposition (or death) over the purchase price paid by the participant for the shares.

The amount that is taxable as ordinary income is added to the cost basis of those shares for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the shares and the ordinary income recognized from the formula above. If the disposition of the shares involves a sale or exchange, the participant will also realize a long-term capital gain or loss equal to the difference between his or her cost basis and the proceeds from the sale or exchange.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

Vote Required for Approval of Amendment

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting in person or by proxy is required for the approval of the amendment to the Garmin Ltd. Employee Stock Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GARMIN LTD. EMPLOYEE STOCK PURCHASE PLAN

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated on July 25, 2014, a copy of which is posted at http://www8.garmin.com/aboutGarmin/invRelations/documents/Audit_Committee_Charter.pdf. The Audit Committee and the Board annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 27, 2014 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2014 fiscal year the matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman
Joseph J. Hartnett
Thomas P. Poberezny

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 27, 2014 and the fiscal year ended December 28, 2013 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (dollars listed in thousands):

	2014	2013
Audit Fees	$2,888	$2,795
Audit Related Fees(a)(b)	$0	$9
Tax Fees(b)(c)	$45	$84
All Other Fees(d)	$3	$9
TOTAL:	$2,936	$2,897
(a)	Audit related fees for 2013 comprise fees for consent needed for additional SEC filings and acquisition due diligence.
(b)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.
(c)	Tax fees for 2014 consisted of tax compliance services. Tax fees for 2013 are comprised entirely of tax planning services.
(d)	All other fees for 2014 and 2013 are comprised of $3 for on-line subscription fees. In addition, all other fees includes $6 for audit of environmental regulations in 2013.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit services, audit-related services, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2014.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Thomas P. Poberezny (Chairman)
Donald H. Eller
Joseph J. Hartnett
Charles W. Peffer

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2014, who were:

Name	Title
Dr. Min H. Kao	Executive Chairman
Clifton A. Pemble	President and Chief Executive Officer
Douglas G. Boessen	Chief Financial Officer and Treasurer (from July 31, 2014)*
Kevin R. Rauckman	Chief Financial Officer and Treasurer (until July 31, 2014)**
Andrew R. Etkind	Vice President, General Counsel and Secretary
Danny J. Bartel	Vice President, Worldwide Sales, Garmin International, Inc.
Matthew W. Munn	Vice President and Managing Director, Automotive OEM, Garmin International, Inc.
*	Mr. Boessen served as Vice President, Executive Office from June 2, 2014 until he became Chief Financial Officer and Treasurer on July 31, 2014.
**	Mr. Rauckman served as Chief Financial Officer and Treasurer until July 31, 2014, on which date he became Vice President, Executive Office. Mr. Rauckman resigned from Garmin on December 29, 2014.

Our Business

Garmin is a leading, worldwide provider of navigation, communication and information devices and applications, many of which are enabled by Global Positioning System (GPS) technology. Garmin designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor, fitness, marine, and general aviation markets. For a detailed discussion of our business, please see Part I, Item 1, “Business”, of our Annual Report on Form 10-K for the year ended December 27, 2014.

2014 Business Highlights

•	Revenue growth of 9% to $2,871 million as compared to 2013.

•	Proforma diluted EPS growth of 18% to $3.10 as compared to 2013.

•	Gross operating margins of 56% and 24%, respectively, improving from 2013 levels.

•	Continued diversification of revenue and profitability sources as Garmin entered new product categories, broadened its range of offerings and grew market share.

•	Returned $602 million of cash to shareholders with quarterly dividends totaling $360 million and share repurchases of $242 million.

Our Compensation Philosophy

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that we believe are competitive based on our recruitment and retention experience. We also strive to establish compensation practices that are viewed as internally equitable and fair for executives, other associates, and shareholders. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success. Garmin’s executive

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compensation program has achieved strong support from shareholders with 98% of the shares voted at the 2014 Annual General Meeting of Shareholders having voted in favor of approval of the compensation of Garmin’s Named Executive Officers, as disclosed in the proxy statement for Garmin’s 2014 Annual General Meeting of Shareholders.

Executive compensation is tied to individual and company performance through use of stock compensation programs designed to align the interests of executives and shareholders based on the common goal of growing shareholder value. Garmin establishes executive compensation taking into account market information obtained primarily through recruiting, retention, and networking. The Compensation Committee also considers other factors, such as job responsibilities and performance and the level of past compensation adjustments, as described below.

Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups. Garmin sets executive compensation based on its knowledge of individualized contributions and capabilities of its personnel and the positions involved and the amount and form of compensation that Garmin believes is needed to attract, motivate and retain appropriate talent.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

•	Reward executives for individual performance and contribution;

•	Provide incentives to executives to enhance shareholder value;

•	Reward executives for long-term, sustained individual and Company performance;

•	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population; and

•	For non-management directors, provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

Key Governance Features

What We Do	What We Don’t Do

  Mitigate excessive risk-taking behaviors by Named Executive Officers:

Garmin’s Board of Directors regularly reviews the risks related to our executive compensation program, and our program includes features that reduce the likelihood of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

  Use long-term incentives to link a significant portion of pay to company performance over time:

A significant portion of each Named Executive Officer’s total compensation consists of long-term incentive compensation, such as restricted stock units and/or stock appreciation rights, which vest over 3-5 years and have their values directly linked to company performance over time.

  Have a Clawback Policy that authorizes the Compensation Committee to recoup executive compensation:

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to recoup performance-based compensation received by Garmin’s executive officers. See “Adjustment or Recovery of Awards or Payments” below for a more detailed description of this policy.

  Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following change in control if a Named Executive Officer resigns with good reason or is terminated without cause within 12 months following the change in control.

  Strongly discourage hedging and pledging of Garmin securities:

We strongly discourage Named Executive Officers from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging or pledging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. During each of 2012, 2013 and 2014 none of our Named Executive Officers or Board members engaged in any hedging or pledging transactions with respect to Garmin shares.

  No severance agreements:

We do not have severance agreements with any of our Named Executive Officers that would require us to make cash payments upon termination of their employment.

  No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any Named Executive Officers upon a change of control.

  No tax gross-ups:

We do not provide tax gross-ups or reimbursements to Named Executive Officers (except as provided pursuant to our standard relocation practices).

  No executive perquisites:

We do not provide perquisites to any of our Named Executive Officers that are not otherwise provided to other employees of the Garmin entity where they are employed.

  No annual cash bonuses:

We do not pay annual cash bonuses to any of our Named Executive Officers (other than a $256 holiday cash bonus).

  No post-retirement benefit plans. No supplemental executive retirement plans:

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any of our Named Executive Officers. We do not have any supplemental executive retirement plans.

  No repricing or backdating of underwater equity awards

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Engagement with our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. Commencing with the Annual General Meeting of Shareholders in 2015, the maximum aggregate compensation of our Executive Management (which consists of our CEO and CFO) and the maximum aggregate compensation of our Board of Directors will each be subject to an annual binding vote in accordance with Swiss law.

Consideration of Last Year’s “Say on Pay” Vote

At Garmin’s 2014 Annual General Meeting of Shareholders, in an advisory, non-binding vote, 98% of the shares voted were voted in favor of approval of the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. Taking into account the strong support demonstrated by our shareholders, the Committee was encouraged to continue its practices in determining executive compensation.

How We Determine Executive Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of four independent directors, as defined under NASDAQ Marketplace Rules. The Compensation Committee oversees the design and administration of Garmin’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. In making compensation decisions, the Compensation Committee considers each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, executive retention and recruitment considerations, the mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. short and long-term incentives), the level of past compensation adjustments and the level of risk associated with the executives’ total direct compensation package.

The Compensation Committee discusses and determines the compensation of Dr. Kao and Mr. Pemble without them being present.

Role of Management

Mr. Pemble, our Chief Executive Officer, discusses with the Compensation Committee compensation recommendations for each of the executives, other than his own compensation. Dr. Kao and Mr. Pemble attended meetings of the Compensation Committee in 2013 to discuss 2014 executive compensation matters, but they are not members of the Compensation Committee and do not vote on Compensation Committee matters. Dr. Kao and Mr. Pemble were not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discussed their own respective performance and individual compensation.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee did not engage a compensation consultant in connection with setting the 2014 base salaries for our Named Executive Officers, as the Committee believed that the base salary information obtained from a compensation consultant would not be materially different from the base salary information obtained in 2012 in connection with setting the 2013 executive compensation.

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) in 2014 to recommend a comparator group of companies whose executive compensation programs could be compared to that of Garmin. Meridian recommended a different and more focused comparator group than the comparator groups (described below) that were identified by a prior compensation consultant in 2012. Following discussions between Meridian and the Compensation Committee, the final comparator group was agreed upon, and Meridian prepared a competitive assessment of Garmin’s executive compensation program compared to the executive compensation programs of the companies included in the comparator group. This information was considered when setting 2015 base salaries and granting equity compensation awards in December 2014 to Named Executive Officers.

Comparator Groups Reviewed When Setting 2014 Named Executive Officer Base Salaries

When setting 2014 base salaries for Garmin’s Named Executive Officers the Compensation Committee reviewed data about executive compensation at other comparator companies but compensation paid at other companies is not a primary factor in the Committee’s decision-making process and is not used by the Committee for benchmarking compensation. When setting the 2014 base salaries, the Compensation Committee reviewed the same data from the three comparator groups that were identified in 2012 for setting 2013 executive compensation: (1) a group of companies from the NASDAQ 100 index, of which Garmin is a component; (2) a related industry group of companies selected on the basis that they were in similar industries to Garmin; and (3) a group of publicly traded companies located in the region surrounding the headquarters of Garmin’s principal U.S. subsidiary in Olathe, Kansas (which is a suburb of Kansas City, Missouri).

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The Compensation Committee used the comparator groups’ data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends. The Compensation Committee considered this data when setting 2014 base salaries for Named Executive Officers. However, Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more comparator groups.

NASDAQ 100 Group

The NASDAQ 100 Comparator Group consisted of the following 30 companies:

Adobe Systems Inc.	LAM Research Corp.
Altera Corp	Marvell Technology Group Ltd.
Apollo Education Group Inc.	Maxim Integrated Products, Inc.
Autodesk, Inc.	Microchip Technology Inc.
CA Technologies	Net App, Inc.
Cerner Corporation	Netflix, Inc.
Citrix Systems, Inc.	NVIDIA Corp.
Electronic Arts Inc.	O’Reilly Automotive Inc.
Expedia Inc.	Paychex Inc.
Fastenal Company	SanDisk Corp.
First Solar, Inc.	Sigma-Aldrich Corp.
Fiserv, Inc.	Sirius XM Holdings Inc.
FLIR Systems, Inc.	Stericyle, Inc.
Joy Global, Inc.	Urban Outfitters Inc.
KLA-Tencor Corp.	Xilinx Inc.

Three additional companies were also considered by the Compensation Committee for the 2012 compensation analysis, but they have been acquired or taken private and are no longer viable peers. The three companies no longer included in the NASDAQ 100 Comparator Group are Life Technologies Corp., BMC Software Inc. and Warner Chilcott plc.

Related Industry Group

The Related Industry Comparator Group consisted of the following 18 companies:

Agilent Technologies Inc.	Innovative Solutions & Support Inc.
AMETEK Inc.	L-3 Communications Holdings Inc.
Cisco Systems, Inc.	Lindsay Corporation
Cobra Electronics Corp.	NCR Corp.
Eastman Kodak Co.	Regal Beloit Corporation
Emerson Electric Co.	Sanmina Corp.
Esterline Technologies Corp.	TeleCommunications Systems Inc.
FLIR Systems, Inc.	Telenav, Inc.
Harman International Industries Inc.	Trimble Navigation Limited

One additional company, Beckman Coulter Inc., was also considered by the Compensation Committee in the Related Industry Comparator Group for the 2012 compensation analysis, but it is no longer a public company and not a viable peer.

Kansas City Region Group

The Kansas City Region Comparator Group consisted of the following 13 companies:

Cerner Corp.	H&R Block, Inc.
Commerce Bancshares, Inc.	Kansas City Southern
Compass Minerals International Inc.	Sprint Corporation
DST Systems Inc.	UMB Financial Corporation
EPR Properties	Waddell & Reed Financial Inc.
Ferrellgas Partners LP	YRC Worldwide Inc.
Great Plains Energy Incorporated

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Comparator Group Reviewed When Setting 2015 Named Executive Officer Base Salaries and Equity Compensation Awards Granted to Named Executive Officers in December 2014

As stated above under “Role of Compensation Consultant”, the Compensation Committee engaged Meridian in 2014 to assist the Compensation Committee with developing a more focused comparator group. Garmin’s Compensation Committee and management communicated two important selection criteria to Meridian. The first selection criterion was that Garmin is a culture-driven company, which helps Garmin to retain talented executives, and the second selection criterion was that the Kansas City region is an important source of future executive talent for Garmin. Meridian then identified a pool of 45 potential candidates to include in the comparator group, taking into account these two criteria, together with company size, market capitalization, revenue and industry. Following discussion between Meridian and Garmin’s Compensation Committee, the list of candidates was refined and finalized to consist of the following companies:

Adobe Systems Inc.	NCR Corp.
Ametek Inc.	NetApp, Inc.
Autodesk, Inc.	Netflix, Inc.
Belden Inc.	Red Hat Inc.
Cerner Corporation	Rockwell Collins Inc.
Citrix Systems, Inc.	SanDisk Corp.
Esterline Technologies Corp.	Sensata Technologies Holding NV
FEI Company	SunEdison, Inc.
FLIR Systems, Inc.	Toro Co.
GoPro, Inc.	Trimble Navigation Limited
Harman International Industries, Inc.	Visteon Corporation
National Instruments Corporation

The Compensation Committee used the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends. This information was considered by the Compensation Committee when setting 2015 base salaries for Named Executive Officers and granting equity compensation awards to Named Executive Officers in December 2014. However, Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more comparator groups.

Elements of Compensation

We have two elements of total direct compensation for our executives: base salary and long-term equity compensation. We also provide retirement and benefit programs to our executives. To provide a clear picture of all elements of our executive compensation program, the dashboard below provides a single snapshot and describes why each element is provided. Additional information about the key elements of our compensation programs is included below the dashboard.

Compensation Dashboard

Total Direct Compensation

Other Elements of Compensation

Benefits

•	Employee Stock Purchase Plan
•	Our Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to the broader employee population of the Garmin entity by which they are employed
•	Includes medical, dental, disability, life and vision plans

Retirement Programs

•	Our U.S. based Named Executive Officers participate in our retirement plan on the same terms as provided to our broader U.S. employee population
•	Our Named Executive Officers outside the U.S. participate in the same plans of the broader employee population of the Garmin entity by which they are employed.
•	No special or enhanced formulas or contribution types for Named Executive Officers

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Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. We determine base compensation levels based generally on assessment of performance, internal equity considerations, the level of past compensation adjustments and market information obtained primarily through recruiting, retention and networking. Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The base salary for Garmin’s Executive Chairman and Chief Executive Officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of each of the Executive Chairman and the Chief Executive Officer are made without the Executive Chairman or Chief Executive Officer being present.

The base salary for each of the other Named Executive Officers is reviewed annually and is based upon the recommendation of Mr. Pemble and the executive’s individual duties and responsibilities, experience and overall performance and internal equity considerations.

Because Dr. Kao owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary and that he not be awarded restricted stock units, performance shares, stock options or any other form of equity compensation. Further, because Dr. Kao became Executive Chairman in 2013, with Mr. Pemble replacing him as Chief Executive Officer, at Dr. Kao’s request his base salary for 2013 was reduced from $500,010 in 2012 to $350,000 for 2013 and 2014.

Each of the Named Executive Officers (other than Dr. Kao) received a modest increase (approximately 2.30%) in base salary in 2014. The following table shows the base salary of each of the Named Executive Officers in 2012, 2013 and 2014 (except for Mr. Munn, who first became a Named Executive Officer in 2013, and Mr. Boessen, who first became a Named Executive Officer in 2014):

Name	2012	2013	2014
Dr. Kao	$500,010	$350,000	$350,000
Mr. Pemble	$600,002	$650,000	$665,002
Mr. Rauckman	$500,001	$550,000	$562,501
Mr. Boessen	N/A	N/A	$550,000	*
Mr. Etkind	$500,002	$515,000	$527,000
Mr. Bartel	$450,001	$467,000	$478,003
Mr. Munn	N/A	$443,012	$453,002
*	Annualized. Mr. Boessen began his employment with Garmin on June 2, 2014.

Annual Incentive and Bonus Awards

Garmin does not offer an annual cash bonus program. In 2014, Garmin’s Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, each received a $256 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other employees of Garmin’s US and European subsidiaries.

Long-Term Performance: Restricted Stock Units, Stock Options and Stock Appreciation Rights

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value. While Garmin does not require a specific level of stock ownership for our associates, Garmin encourages stock ownership by offering a variety of stock compensation programs.

The form and amount of stock compensation awarded to each executive is determined by the Compensation Committee based primarily on the recommendation of Mr. Pemble (other than with regard to his own compensation) and the executive’s individual duties and responsibilities, experience and overall performance. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s overall performance, the executive’s performance relative to his peers within Garmin, the nature and scope of the executive’s position and responsibilities, the executive’s past compensation adjustments and retention considerations and the current business environment.

Restricted Stock Units

It is Garmin’s practice to grant stock in the form of full value RSUs that vest over a specified time period, which provides a long-term retention incentive, aligns the interests of associates with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The total value of each RSU grant is generally linked to the assessment by management, and approval by the Compensation Committee, of the value of individual performance of the recipient and its contribution to Garmin’s overall performance. Since individual and Company performance are the primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting alone is the appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant. RSUs have been Garmin’s primary means of long term incentive compensation since the end of 2008.

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The following table shows the grant date fair value of the RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2012, 2013 and 2014 (as applicable with respect to each Named Executive Officer):

Name	2012 RSUs	2013 RSUs	2014 RSUs
Mr. Pemble	$421,348	$441,189	$593,838
Mr. Rauckman	$198,261	$195,023	N/A
Mr. Etkind	$198,261	$195,023	$191,927
Mr. Boessen	N/A	N/A	$191,927
Mr. Bartel	$198,261	$195,023	$191,927
Mr. Munn	N/A	$185,750	$182,753

The 2013 and 2014 RSU values in this table were calculated using a different methodology from the methodology originally used in 2012 to reflect, in accordance with accounting requirements, that dividend equivalents are not paid on the awards. The RSU values in this table for 2012 were recalculated to reflect the same methodology used for the 2013 and 2014 RSU values.

The Compensation Committee decided to significantly increase the value of Mr. Pemble’s 2014 RSU award compared to the values awarded to him in 2013 and 2012 in recognition of his strong performance and leadership, the successful transition to Mr. Pemble from Dr. Kao as Chief Executive Officer, and the continued growth and professional development Mr. Pemble has displayed since assuming the role of Chief Executive Officer.

Stock Options

This element of longer-term incentive compensation is designed to enhance executive retention and to reward the recipients for delivering business performance and shareholder value over the long-term. Stock options only have value to the grantees if the stock price increases after the awards are granted, which provides an incentive to deliver business performance and shareholder value over the long-term. Furthermore, the time-based vesting feature requires that a Named Executive Officer remain with the company for a period of time before the awards are vested, enhancing retention.

Stock options were Garmin’s primary means of long term incentive compensation until mid-2008, after which the company began using RSUs. However, in December 2012, the Compensation Committee granted stock options to our Chief Executive Officer (Mr. Pemble), and to our Chief Financial Officer (Mr. Rauckman). The Compensation Committee decided to grant stock options for these awards rather than RSUs because stock options were considered to be performance based as they only have value if the stock price increases after the grant date and declines in the stock price after the grant date have a negative impact on the value (i.e. if the stock price declines below the price on the stock option grant date, the option has no value), thereby directly correlating to our shareholders’ interests (whereas RSUs have value even if the stock price does not increase after the grants). Thus, the Compensation Committee believed that these stock option awards would provide incentives to Mr. Pemble and to Mr. Rauckman that are particularly aligned with the interests of Garmin’s shareholders. The Compensation Committee believes that this is particularly important with respect to the Chief Executive Officer and Chief Financial Officer.

The following table shows the grant date fair value of the stock options awarded to each of Mr. Pemble and Mr. Rauckman in 2012 (none of the other Named Executive Officers were granted stock option awards in 2012, and no stock options were granted to any of the Named Executive Officers in 2013 or 2014):

Name	2012 Stock Options
Mr. Pemble	$451,496
Mr. Rauckman	$159,360

The Compensation Committee decided to grant our Chief Executive Officer and Chief Financial Officer (Mr. Pemble and Mr. Rauckman , respectively, with respect to 2013, and Mr. Pemble and Mr. Boessen, respectively, with respect to 2014) stock-settled stock appreciation rights rather than stock options in December 2013 and 2014 for the reasons described below.

Stock –Settled Stock Appreciation Rights (“SARs”)

In December 2013 and December 2014, the Compensation Committee decided to grant our Chief Executive Officer and Chief Financial Officer (Mr. Pemble and Mr. Rauckman, respectively, with respect to 2013, and Mr. Pemble and Mr. Boessen, respectively, with respect to 2014) SARs instead of stock options, because the Compensation Committee believed that SARs more effectively manage equity dilution and share usage, while still strongly linking the earnings of our Chief Executive Officer and Chief Financial Officer with the interests of shareholders.

The following table shows the grant date fair value of the SARs awarded to each of Mr. Pemble and Mr. Rauckman in 2013, and to each of Mr. Pemble and Mr. Boessen in 2014 (none of the other Named Executive Officers were granted SARs in 2012, 2013 or 2014):

Name	2013 SARs	2014 SARs
Mr. Pemble	$493,298	$427,368
Mr. Rauckman	$181,738	N/A
Mr. Boessen	N/A	$157,461

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. No employee, including Named Executive Officers, may contribute more than 10% of his or her salary to the plan or purchase more than $25,000 worth of Garmin shares under the plan in any one calendar year.

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Benefits; Retirement Contributions

Garmin’s Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s Retirement Plan and makes an additional employer contribution to this plan. In 2014, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2014, no salary in excess of $260,000 was taken into account for either of the foregoing contributions. In 2011, Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, relocated from the U.S. to Switzerland and has since been employed by Garmin in Switzerland. In 2014 Garmin made contributions to Mr. Etkind’s Swiss pension plan account in accordance with Swiss law.

Additional Element of Our Executive Compensation Program Added after December 31, 2014

At a meeting of the Compensation Committee in February 2015, the Compensation Committee granted RSU awards under the Company’s 2005 Equity Incentive Plan to certain employees, including each of the Named Executive Officers (other than Dr. Kao). The vesting of these RSU awards is contingent upon the achievement of certain revenue and profitability goals for Garmin’s 2015 fiscal year established by the Compensation Committee, as well as on time-based vesting requirements. At a meeting of the Compensation Committee in 2016 (the “Certification Date”) the Compensation Committee will determine whether each of the performance goals for these RSU awards was achieved, and the percentage of the RSU’s that corresponds with the weighting attributed to each performance goal that was achieved will be payable to the grantee (subject to the time-based conditions) as follows: one-third will be payable within 30 days after the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee; one-third will be payable on the first anniversary of the Certification Date if the grantee is then still employed by Garmin entity that employs the grantee; and the remaining one-third will then be payable on the second anniversary of the Certification Date if the grantee is then still employed by Garmin entity that employs the grantee.

The Compensation Committee believes that the performance-based element of this additional annual RSU award will further align the interests of Named Executive Officers and other key employees with the interests of Garmin’s shareholders, and that the time-based element will further the objective of retaining Named Executive Officers and other key employees.

Other Considerations

Executive Ownership; Policies Regarding Hedging and Pledging of Garmin Securities

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives have received in recent years a large portion of their total direct compensation in Garmin, time-based restricted stock units and stock options, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table on page 11 of this Proxy Statement, each of the Named Executive Officers (other than Mr. Boessen, who only joined Garmin on June 2, 2014) owns a significant number of Garmin shares.

Pursuant to the Garmin Ltd. Statement of Insider Trading Policy, Garmin strongly discourages the Named Executive Officers and other insiders from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging or pledging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. Any such request for pre-clearance of a hedging, pledging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. The Garmin Ltd. Statement of Insider Trading Policy also provides for quarterly black-out periods related to Garmin’s quarterly earnings and other potential event specific black-out periods during which “Covered Persons”, including Garmin directors, officers and designated employees who regularly come into contact with material nonpublic information, may not engage in transactions involving Garmin shares (other than pursuant to a qualified Rule 10b5-1(c) Trading Plan).

Adjustment or Recovery of Awards or Payments

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any performance-based compensation received by any of the covered executive officers during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation paid to the executive officer based on the erroneous data over the performance-based compensation that would have been paid to the executive officer had it been based on the restated results, as determined by the Compensation Committee.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

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Section 162(m) of the United States Internal Revenue Code (the “Code”) generally provides that publicly-held corporations may not deduct in the United States any one taxable year compensation in excess of $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers unless such compensation qualifies as “performance-based compensation” as defined in the Code and related tax regulations. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Agreements

Garmin does not have severance agreements with any of its executives.

Change-in-Control Benefits

If an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs) would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

The Compensation Committee reviewed and discussed with management this “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Thomas P. Poberezny (Chairman)
Donald H. Eller
Joseph J. Hartnett
Charles W. Peffer

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows 2014, 2013 and 2012 compensation for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer (Mr. Rauckman and Mr. Boessen were each Chief Financial Officer for periods during 2014) and the next three highest paid executive officers other than the Executive Chairman, the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”):

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs/Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Min H. Kao Executive Chairman	2012	$500,011	$203	$0	$0	$86,386	$586,600
	2013	$350,000	$256	$0	$0	$86,925	$437,181
	2014	$350,000	$256	$0	$0	$30,499	$380,755
Clifton A. Pemble President & Chief Executive Officer	2012	$600,000	$203	$421,348	$451,496	$25,970	$1,499,017
	2013	$650,000	$256	$441,189	$493,298	$26,595	$1,611,338
	2014	$665,002	$3,924	$593,838	$427,369	$26,479	$1,716,612
Kevin S. Rauckman(5) Chief Financial Officer & Treasurer (through 7/31/14)	2012	$500,000	$203	$198,261	$159,360	$30,095	$887,919
	2013	$550,000	$2,457	$195,023	$181,738	$30,720	$959,938
	2014	$562,502	$256	$0	$0	$30,604	$593,362
Douglas G. Boessen(5) Chief Financial Officer & Treasurer (beginning 7/31/14)
	2014	$317,308	$256	$191,927	$157,462	$13,425	$680,378
Andrew R. Etkind Vice President, General Counsel & Secretary	2012	$500,000	$203	$198,261	$0	$373,250	$1,071,714
	2013	$515,000	$244	$195,023	$0	$379,479	$1,089,746
	2014	$527,000	$267	$191,927	$0	$419,989	$1,139,183
Danny J. Bartel Vice President, Worldwide Sales	2012	$450,000	$3,311	$198,261	$0	$30,049	$681,621
	2013	$467,000	$256	$195,023	$0	$25,285	$687,564
	2014	$478,003	$256	$191,927	$0	$30,589	$700,775
Matthew W. Munn Vice President, General Manager Auto OEM	2013	$443,010	$256	$185,750	$0	$29,616	$658,632
	2014	$453,002	$256	$182,753	$0	$30,309	$666,320

(1)	Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section. Mr. Pemble received an additional cash bonus in 2014 equal to $3,668 in recognition of his 25th anniversary with Garmin.
(2)	This column shows the grant date fair value with respect to the RSUs granted in 2012, 2013 and 2014. See the Grants of Plan-Based Awards table for information on awards made in 2014.
(3)	This column shows the grant date fair value with respect to the SARs and stock options granted in 2012, 2013 and 2014. See the Grants of Plan-Based Awards table for information on awards made in 2014.
(4)	All Other Compensation for each of the Named Executives for 2012, 2013 and 2014 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2014, for each Named Executive Officer except Mr. Boessen and Mr. Etkind $13,000 was contributed as a profit sharing contribution under the qualified 401(k) plan; $11,635 was contributed as a profit sharing contribution for Mr. Boessen; Dr. Kao, Mr. Rauckman and Mr. Bartel received $17,250 in company matching contributions related to the qualified 401(k) plan; and Mr. Pemble, Mr. Boessen and Mr. Munn received $13,125, $1,587, and $16,988, respectively, in company matching contributions related to the qualified 401(k) plan. Dr. Kao’s All Other Compensation includes payments in 2012 and 2013 for personal guarantees of Garmin Corporation, in accordance with Taiwan banking practice. He was not compensated for these services in 2014. Mr. Etkind’s All Other Compensation in 2014 includes $293,381 cost of living adjustment, $52,921 Swiss pension plan contribution, $13,251 automobile allowance, $15,528 private school tuition fees, and $44,908 tax equalization payment. All Other Compensation for 2012, 2013 and 2014 includes for all Named Executives premiums on life insurance.
(5)	On July 31, 2014, Mr. Rauckman ceased to be the Chief Financial Officer & Treasurer at which time Mr. Boessen assumed this position. Mr. Rauckman’s salary includes a full year’s salary as he continued to serve as Vice President, Executive Office through the remainder of 2014.

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GRANTS OF PLAN BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2014 grants of RSUs and SARs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards: Number of	Exercise or Base	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(1)	Securities Underlying Options (#)(2)	Price of Option Awards ($/Sh)(2)	Fair Value of Stock and Option Awards(3)
Min H. Kao

Clifton A. Pemble	12/15/14							12,234			$593,838
	12/15/14								34,415	$52.44	$427,369
Kevin S. Rauckman(4)

Douglas G. Boessen(4)	12/15/14							3,954			$191,927
	12/15/14								12,680	$52.44	$157,462
Andrew R. Etkind	12/15/14							3,954			$191,927

Danny J. Bartel	12/15/14							3,954			$191,927

Matthew W. Munn	12/15/14							3,765			$182,753

(1)	Awards made in the form of restricted stock units on December 15, 2014.
(2)	Awards made in the form of stock appreciation rights (SARs) on December 15, 2014. The SAR price is determined based on the average price of Garmin stock on the date of grant.
(3)	This column represents the grant date fair value of RSUs and SARs. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares awarded. For SARs, that amount is calculated using a Black-Scholes option pricing model with weighted average assumptions. For additional information on the valuation assumptions with respect to the 2014 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 27, 2014, as filed with the SEC.
(4)	On July 31, 2014, Mr. Rauckman ceased to be the Chief Financial Officer & Treasurer at which time Mr. Boessen assumed this position.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 27, 2014:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Min H. Kao	-		-	-	-	-	-	-	-		-
Clifton A. Pemble	11,288	(1)	16,932	-	$39.71	12/28/21	-	-	2,000	(3)	$107,620
	18,104	(1)	27,156	-	$42.16	12/10/22	-	-	3,222	(3)	$173,376
	12,000	(2)	-	-	$21.59	06/23/15	-	-	3,632	(3)	$195,438
	15,000	(2)	-	-	$30.66	12/16/15	-	-	6,470	(3)	$348,151
	20,000	(2)	-	-	$46.15	06/09/16	-	-	12,234	(3)	$658,312
	20,000	(2)	-	-	$51.07	12/05/16	-	-	-		$-
	20,000	(2)	-	-	$63.31	06/08/17	-	-	-		$-
	25,000	(2)	-	-	$105.33	12/04/17	-	-	-		$-
	25,000	(2)	-	-	$50.97	06/06/18	-	-	-		$-
	7,699	(2)	30,793	-	$49.07	12/10/23	-	-	-		$-
	0	(2)	34,415	-	$52.44	12/15/24	-	-	-		$-
Kevin S. Rauckman(5)	0	(1)	8,466	-	$39.71	12/28/21	-	-	1,333	(3)	$71,729
	3,195	(1)	9,585	-	$42.16	12/10/22	-	-	2,148	(3)	$115,584
	15,000	(2)	-	-	$63.31	06/08/17	-	-	1,709	(3)	$91,961
	20,000	(2)	-	-	$105.33	12/04/17	-	-	2,860	(3)	$153,897
	2,837	(2)	11,344	-	$49.07	12/10/23	-	-	-		$-
Douglas G. Boessen(5)	0	(2)	12,680		$52.44	12/15/24	-	-	3,954	(3)	212,765

Andrew R. Etkind	15,000	(2)	-	-	$46.15	06/09/16	-	-	1,333	(3)	$71,729
	15,000	(2)	-	-	$51.07	12/05/16	-	-	2,148	(3)	$115,584
	15,000	(2)	-	-	$63.31	06/08/17	-	-	1,709	(3)	$91,961
	20,000	(2)	-	-	$105.33	12/04/17	-	-	2,860	(3)	$153,897
	20,000	(2)	-	-	$50.97	06/06/18	-	-	3,954	(3)	$212,765
Danny J. Bartel	5,000	(1)	-	-	$21.59	06/23/15	-	-	933	(3)	$50,205
	6,000	(2)	-	-	$30.66	12/16/15	-	-	1,504	(3)	$80,930
	10,000	(2)	-	-	$46.15	06/09/16	-	-	1,709	(3)	$91,961
	12,500	(2)	-	-	$51.07	12/05/16	-	-	2,860	(3)	$153,897
	15,000	(2)	-	-	$63.31	06/08/17	-	-	3,954	(3)	$212,765
	15,000	(2)	-	-	$105.33	12/04/17	-	-	-		$-
	15,000	(2)	-	-	$50.97	06/06/18	-	-	-		$-
Matthew W. Munn	-		-	-	-	-	-	-	584	(3)	$31,425
	-		-	-	-	-	-	-	427	(3)	$22,977
	-		-	-	-	-	-	-	2,724	(3)	$146,578
	-		-	-	-	-	-	-	3,765	(3)	$202,595

(1)	Represents non-qualified stock options.
(2)	Represents stock appreciation rights.
(3)	Represents restricted stock units.
(4)	Determined by multiplying the number of unearned shares by $53.81, which was the closing price of Garmin shares on the NASDAQ stock market on December 27, 2014.
(5)	Kevin S. Rauckman was Chief Financial Officer until July 31, 2014 when Douglas G. Boessen assumed the role of Chief Financial Officer.

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OPTIONS EXERCISED AND STOCK VESTED

The following table provides stock awards vested in 2014 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised in 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Min H. Kao	0	$0	0	$0
Clifton A. Pemble	0	$0	12,478	$682,621
Kevin S. Rauckman	80,839	$1,060,796	6,880	$375,608
Douglas G. Boessen	0	$0	0	$0
Andrew R. Etkind	0	$0	6,880	$375,608
Danny J. Bartel	10,000	$355,856	5,758	$314,961
Matthew W. Munn	0	$0	2,082	$115,411

POTENTIAL POST-EMPLOYMENT PAYMENTS

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares. The following table lists the estimated current value of such acceleration of vesting:

Estimated Current Value of Potential Post-Employment Benefits(1)

Name	Voluntary	For Cause	Death	Disability	Without Cause	Involuntary Termination within 12 months of Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-
Clifton A. Pemble	$-	$-	$2,231,112	$2,231,112	$-	$2,231,112
Douglas G. Boessen	$-	$-	$230,136	$230,136	$-	$230,136
Andrew R. Etkind	$-	$-	$645,935	$645,935	$-	$645,935
Danny J. Bartel	$-	$-	$589,758	$589,758	$-	$589,758
Matthew W. Munn	$-	$-	$403,575	$403,575	$-	$403,575
(1)	Value of unvested stock options, SARs and RSU awards, based on of $53.81 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 27, 2014.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 26, 2015. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

Under Swiss law, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for the 2016 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January 20, 2016, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2014 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2014 were timely filed by the Reporting Persons, except that in March 2015 Jonathan Burrell filed a statement of changes in beneficial ownership on Form 4 in which two late transactions were reported. The late transactions occurred in June 2009 and involved the transfer of Garmin shares by the parents of Mr. Burrell to their respective revocable trusts, as to which trusts Mr. Burrell is a co-trustee.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

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OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov. See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2014 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin for the fiscal year ended December 27, 2014 as well as the respective Auditor’s Reports and the Swiss Compensation Report for Fiscal Year 2014.

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Appendix A – Form of Proxies

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GARMIN

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, holders of record and street name holders may also vote by Internet, and street name holders may in addition vote by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2015.

Vote by Internet (holders of record and street name holders)

- Go to **www.investorvote.com/GRMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone (street name holders only)

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12 and 13. The Board of Directors recommends a vote FOR each of the nominees listed in Proposals 5, 6, 7 and 8.

Nominee	For	Against	Abstain
01–Donald H. Eller	☐	☐	☐
02–Joseph J. Hartnett	☐	☐	☐
03–Min H. Kao	☐	☐	☐
04–Charles W. Peffer	☐	☐	☐
05–Clifton A. Pemble	☐	☐	☐
06–Thomas P. Poberezny	☐	☐	☐

Proposal	For	Against	Abstain
6. Re-election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.	☐	☐	☐
7. Re-election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:			
01 – Donald H. Eller	☐	☐	☐
02 – Joseph J. Hartnett	☐	☐	☐
03 – Charles W. Peffer	☐	☐	☐
04 - Thomas P. Poberezny	☐	☐	☐
8. Re-election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.	☐	☐	☐
9. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd's independent registered public accounting firm for the 2015 fiscal year and re-election of Ernst & Young Ltd as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
10. Advisory vote on executive compensation.	☐	☐	☐
11. Binding vote to approve Fiscal Year 2016 maximum aggregate compensation for the Executive Management.	☐	☐	☐
12. Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting.	☐	☐	☐
13. Approval of amendment to the Garmin Ltd. Employee Stock Purchase Plan.	☐	☐	☐

B. New Proposals and Motions/New Agenda Items

☐ In accordance with the respective recommendations of the Board of Directors ☐ Abstain ☐ Against

C. Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

To the extent you do not give specific instructions, you instruct the independent proxy to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 1, 2, 3, 4, 5, 9, 10, 11, 12 and 13; and FOR each of the nominees listed in Proposals 5, 6, 7 and 8). If any modifications to agenda items or proposals identified in the invitation to the Annual General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, in accordance with the recommendations of the Board.

Date (mm/dd/yyyy)	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
/ /

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GARMIN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas ☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may also vote by Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 4, 2015.

Vote by Internet

- Go to **www.investorvote.com/GRMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12 and 13. The Board of Directors recommends a vote FOR each of the nominees listed in Proposals 5, 6, 7 and 8.

	For	Against	Abstain
01–Donald H. Eller	☐	☐	☐
02–Joseph J. Hartnett	☐	☐	☐
03–Min H. Kao	☐	☐	☐
04–Charles W. Peffer	☐	☐	☐
05–Clifton A. Pemble	☐	☐	☐
06–Thomas P. Poberezny	☐	☐	☐

	For	Against	Abstain
6. Re-election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.	☐	☐	☐
7. Re-election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:			
01 – Donald H. Eller	☐	☐	☐
02 – Joseph J. Hartnett	☐	☐	☐
03 – Charles W. Peffer	☐	☐	☐
04 - Thomas P. Poberezny	☐	☐	☐
8. Re-election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.	☐	☐	☐
9. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd's independent registered public accounting firm for the 2015 fiscal year and re-election of Ernst & Young Ltd as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
10. Advisory vote on executive compensation.	☐	☐	☐
11. Binding vote to approve Fiscal Year 2016 maximum aggregate compensation for the Executive Management.	☐	☐	☐
12. Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting.	☐	☐	☐
13. Approval of amendment to the Garmin Ltd. Employee Stock Purchase Plan.	☐	☐	☐

B. Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy)	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

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VOTING INSTRUCTIONS – GARMIN LTD.

CONFIDENTIAL VOTING INSTRUCTIONS TO T. ROWE PRICE TRUST COMPANY AS TRUSTEE UNDER THE GARMIN INTERNATIONAL, INC. RETIREMENT PLAN

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to Registered Shares of Garmin Ltd. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting to be held June 5, 2015, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

IMPORTANT: IF YOU HAVE NOT SUBMITTED YOUR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE ON OR BEFORE 5:00 P.M., CENTRAL TIME, ON MAY 29, 2015.

DO NOT RETURN THIS CARD TO GARMIN LTD. AS YOUR VOTE IS CONFIDENTIAL.

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GARMIN LTD.

EMPLOYEE STOCK PURCHASE PLAN

as Amended and Restated on ~~June 27, 2010~~ June 5, 2015

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GARMIN LTD.

EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on ~~June 27, 2010~~ June 5, 2015)

I.	Purpose and Effective Date

1.1	The purpose of the Garmin Ltd. Employee Stock Purchase Plan is to provide an opportunity for eligible employees to acquire a proprietary interest in Garmin Ltd. through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

1.2	The Plan was initially approved by the board of directors of Garmin Ltd., a company incorporated in the Cayman Islands (“Garmin Cayman”), on October 20, 2000 and approved by Garmin Cayman’s stockholders on October 24, 2000. The Plan was amended and restated as of January 1, 2010 and again as of June 27, 2010 following the re-domestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. The Plan was amended and restated again on June 5, 2015. No option shall be granted under the Plan after the date as of which the Plan is terminated by the Board in accordance with Section 11.7 of the Plan.

II.	Definitions

The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

2.1	“Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.

2.2	“Administrator” means the persons or committee appointed under Section 3.1 to administer the Plan.

2.3	“Article” means an Article of this Plan.

2.4	“Accumulation Period” means, as to the Company or a Participating Subsidiary, a period of six months commencing with the first regular payroll period commencing on or after each successive January 1 and ending on each successive June 30 and a period of six months commencing with the first regular payroll period commencing on or after each successive July 1 and ending on each successive December 31. The Committee may modify (including increasing or decreasing the length of time covered) or suspend Accumulation Periods at any time and from time to time.

2.5	“Base Earnings” means base salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to pre-tax deductions for contributions to qualified or non-qualified (under the Code) benefit plans or arrangements, and excluding bonuses, incentives and overtime pay but including commissions.

2.6	“Board” means the Board of Directors of the Company.

2.7	“Code” means the Internal Revenue Code of 1986, as amended.

2.8	“Company” means Garmin Ltd., a Swiss corporation.

2.9	“Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.

2.10	“Eligible Employee” means an Employee, including an employee on an Authorized Leave of Absence (as defined in Section 10.3), eligible to participate in the Plan in accordance with Article V.

2.11	“Employee” means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision, or an individual who would be performing such services but for such individual’s Authorized Leave of Absence (as defined in Section 10.3).

2.12	“Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after January 1, 2000.

2.13	“Exchange Act” means the Securities Exchange Act of 1934.

2.14	“Fair Market Value” means, as of any applicable date:

	(a)	If the security is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the closing price, regular way, of the security on such exchange, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable.

	(b)	If the security is listed or traded on the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market), the mean between the bid and asked prices for the security on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the security on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the security on the last preceding date for which such quotation exists.

	(c)	In the absence of such markets for the security, the value determined by the Board in good faith.

2.15	“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article VI. A Participant shall remain a Participant until the applicable date set forth in Article X.

2.16	“Participating Subsidiary” means a Subsidiary incorporated under the laws of any state in the United States, a territory of the United States, Puerto Rico, or the District of Columbia, or such foreign Subsidiary approved under Section 3.3, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Board in accordance with Section 3.3 as covered by the Plan, subject to the requirements of Section 423 of the Code except as noted in Section 3.3.

2.17	“Plan” means the Garmin Ltd. Employee Stock Purchase Plan, as amended ~~on January 1,~~ 2010 and restated on ~~June 27, 2010~~ June 5, 2015, as set forth herein and as from time to time amended.

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2.18	“Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.

2.19	“Qualified Military Leave” means an absence due to service in the uniformed services of the United States (as defined in Chapter 43 of Title 38 of the United States Code) by an individual employee of the Company or a Participating Subsidiary, provided the individual’s rights to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994 have not expired or terminated.

2.20	“Section” means a section of this Plan, unless indicated otherwise.

2.21	“Securities Act” means the Securities Act of 1933, as amended.

2.22	“Share” means a share, CHF 10 par value, of Garmin Ltd.

2.23	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.24	“Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day the New York Stock Exchange is open for trading.

III.	Administration

3.1	Subject to Section 11.7, the Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.

3.2	If appointed under Section 3.1, the Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.

3.3	The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

The Board may designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. Without amending the Plan, the Board may adopt special or different rules for the operation of the Plan which allow employees of any foreign Subsidiary to participate in the purposes of the Plan. In furtherance of such purposes, the Board may approve such modifications, procedures, rules or sub-plans as it deems necessary or desirable, including those deemed necessary or desirable to comply with any foreign laws or to realize tax benefits under foreign law. Any such different or special rules for employees of any foreign Subsidiary shall not be subject to Code Section 423 and for purposes of the Code shall be treated as separate and apart from the balance of the Plan.

3.4	This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/ or other applicable laws of the United States, or to obtain any exemption under such laws.

IV.	Number of Shares

4.1	~~Four million (4,000,000)~~ Six million (6,000,000) Shares are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued Shares, outstanding Shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.

4.2	In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.

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V.	Eligibility Requirements

5.1	Except as provided in Section 5.2, each individual who is an Eligible Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article VI as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

5.2	Employees meeting any of the following restrictions are not eligible to participate in the Plan:

(a) Employees who, immediately upon enrollment in the Plan or upon grant of an Option would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);

	(b)	Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than 20 hours per week; or

	(c)	Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than five (5) months in any calendar year.

5.3	The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

VI.	Enrollment

6.1	Eligible Employees will be automatically enrolled in the Plan on the first day of each Accumulation Period. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

(a)	the end of the last payroll period with a payday in the Accumulation Period;

(b)	the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.3; and

(c)	the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.

VII.	Grant of Options on Enrollment

7.1	The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.

7.2	An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

7.3	As of each Enrollment Date, each Participant shall automatically be granted an option to purchase a maximum number of Shares, subject to the terms of the Plan, equal to the quotient of $25,000 divided by the Fair Market Value of a Share on the Enrollment Date.

7.4	Notwithstanding any other provision of this Plan, no Employee may be granted an option which permits his or her rights to purchase Shares under the Plan and any other Code Section 423 employee stock purchase plan of the Company or any of its Subsidiaries or parent companies to accrue (when the option first becomes exercisable) at a rate which exceeds $25,000 of Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of administering this accrual limitation, the Administrator shall limit purchases under the Plan as follows:

(a)	The number of Shares that may be purchasable by an Employee during his or her first Accumulation Period during a calendar year may not exceed a number of Shares determined by dividing $25,000 by the Fair Market Value of a Share on the Enrollment Date for that Accumulation Period.

(b)	The number of Shares that may be purchasable by an Employee during any subsequent Accumulation Period during the same calendar year (if any) shall not exceed the number of Shares determined by performing the calculation below:

(i) First, the number of Shares purchased by the Employee during any previous Accumulation Period during the same calendar year shall be multiplied by the Fair Market Value of a Share on the Enrollment Date of such previous Accumulation Period.

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(ii)	Second, the amount determined under (i) above shall be subtracted from $25,000.

(iii)	Third, the amount determined under (ii) above shall be divided by the Fair Market Value of a Share on the Enrollment Date for such subsequent Accumulation Period (for which the maximum number of Shares purchasable is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of Shares that may be purchased by any Employee for such subsequent Accumulation Period.

VIII.	Payroll Deductions

8.1	An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his or her pay on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate in such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 10% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).

8.2	Except as provided in the last paragraph of Section 6.1, deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant’s Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be, but are not required to be, used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions, but may do so at the discretion of the Board.

8.3	As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date, in accordance with Section 9.1, and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article VI. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.

8.4	A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

IX.	Purchase of Shares

9.1	Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 7.3). No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.

9.2	A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.

9.3	If, after a Participant’s exercise of an option under Section 9.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant in cash as soon as administratively practical after such Purchase Date.

9.4	Except as otherwise set forth in this Section 9.4, the purchase price for each Share purchased under any option shall be 85% of the lower of:

(a) the Fair Market Value of a Share on the Enrollment Date on which such option is granted; or

(b) the Fair Market Value of a Share on the Purchase Date, but - in the case of newly issued Shares - not lower than the par value of a Share.

Notwithstanding the above, the Board may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the Accumulation Period for which it is applicable and provided that such purchase price may not be less than (i) the purchase price set forth above and (ii) – in the case of newly issued Shares - than the par value per Share.

9.5	If Shares are purchased by a Participant pursuant to Section 9.1, then such Shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Administrator until the earlier of the Participant’s termination of employment or the time a Participant requests delivery of certificates representing such shares, which would only be possible if the Board resolved that share certificates shall be issued. If any law governing corporate or securities matters, or any applicable regulation of the Securities and Exchange Commission or other body having jurisdiction with respect to such matters, shall require that the Company or the Participant take any action in connection with the Shares being purchased under the option, delivery of such Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

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Shares transferred pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant in joint tenancy with rights of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.

9.6	In the case of Participants employed by a Participating Subsidiary, the Board may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with and governed by Section 423 of the Code.

9.7	If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.

9.8	If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, or if the Participant or former Participant otherwise has a taxable event relating to Shares purchased under the Plan, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of any such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary. A Participant must reply to a written request, within 10 days of the receipt of such written request, from the Company, Participating Subsidiary, or Administrator regarding whether such a sale, transfer or other disposition has occurred.

The Administrator may from time to time establish rules and procedures (including but not limited to postponing delivery of Shares until the earlier of the expiration of the two-year or one-year period or the disposition of such Shares by the Participant) to cause the withholding requirements to be satisfied.

X.	Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death

10.1	Withdrawal from the Plan. Effective as of the last day of any calendar quarter during an Accumulation Period, a Participant may withdraw from the Plan in full (but not in part) by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at least ten business days prior to the end of such calendar quarter (but in no event later than the June 1 or December 1 immediately preceding the Purchase Date for the Plan’s two Accumulation Periods, respectively). Upon such withdrawal from participation in the Plan, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical after the end of such calendar quarter, and the Participant’s payroll deductions shall cease as of the end of such calendar quarter. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article VI. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.

10.2	Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article V or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.

10.3	Leaves of Absence.

	(a)	If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed 90 days. If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 if such leave of absence exceeds 90 days.

	(b)	An Employee on an Authorized Leave of Absence shall remain a Participant in the Plan and, in the case of a paid Authorized Leave of Absence, shall have deductions made under Section 8.1 from payments that would, but for the Authorized Leave of Absence, be Base Earnings. An Employee who does not return from an Authorized Leave of Absence on the scheduled date (or, in the case of Qualified Military Leave, prior to the date such individual’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 have expired or terminated) shall be deemed to have terminated employment on the last day of such Authorized Leave of Absence (or, in the case of Qualified Military Leave, the date such reemployment rights expire or are terminated).

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(c)	An “Authorized Leave of Absence” means (a) a Qualified Military Leave, and (b) an Employee’s absence of more than 90 days which has been authorized, either pursuant to a policy of the Company or the Participating Subsidiary that employs the Employee, or pursuant to a written agreement between the employer and the Employee, which policy or written agreement guarantees the Employee’s rights to return to employment.

10.4	Death. After the death of a Participant, amounts accumulated in his or her Account shall be paid to the Participant’s estate in accordance with the applicable Swiss inheritance rules.

XI.	Miscellaneous

11.1	Interest. Interest or earnings will not be paid on any Employee Accounts.

11.2	Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant, and an option granted under the Plan may not be exercised during a Participant’s lifetime other than by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.

11.3	Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.

11.4	Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.

11.5	Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 11.5 shall take precedence over all other provisions in the Plan.

11.6	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Kansas.

11.7	Amendment and Termination. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code Section 423 or the requirements of any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. In addition, the Committee (if appointed under Section 3.1) may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 11.7.

If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

11.8	No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.

11.9	Requirements of Law. The Company shall not be required to sell, issue, or deliver any Shares under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the Shares proposed to be delivered under the Plan, the Company shall not be required to issue such Shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such Shares have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of Shares pursuant to the exercise of any right to comply with any law.

11.10	Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

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11.11	Data Protection. The Board, the Committee, and any other person or entity empowered by the Board or the Committee to administer the Plan may process, store, transfer or disclose personal data of the Participants to the extent required for the implementation and administration of the Plan. The Board, the Committee and any other person or entity empowered by the Board or the Committee to administer the Restated Plan shall comply with any applicable data protection laws.

11.12	Withholding of Taxes. The Company or Participating Subsidiary may withhold from any purchase of Shares under this Plan or any sale, transfer or other disposition thereof any local, state, federal or foreign taxes, employment taxes, social taxes or other taxes at such times and from such other amounts as it deems appropriate. The Company or Participating Subsidiary may require the Participant to remit an amount in cash sufficient to satisfy any required withholding amounts to the Company or Participating Subsidiary, as the case may be.

Annex to the Plan for Grantees subject to Swiss inheritance law

1.	Section 10.4 shall be replaced with the following:

	10.4	Death. After the death of a Participant, amounts accumulated in his or her Account shall be paid to the Participant’s estate in accordance with the applicable Swiss inheritance rules.

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